Exhibit 99.1

www.bankrate.com

For more information contact:
Edward J. DiMaria
SVP, Chief Financial Officer
edimaria@bankrate.com
(917) 368-8608

Bruce J. Zanca
SVP, Chief Communications/Marketing Officer
bzanca@bankrate.com
(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder — Conference Call and Webcast Today at 11:00 A.M. Eastern Time
Interactive Dial-In: (866) 765-6327 International Callers (913) 312-0636
(10 minutes before the call)
Webcast: http://investor.bankrate.com/events.cfm

BANKRATE ANNOUNCES THIRD QUARTER 2007 FINANCIAL RESULTS

Total Revenue of $24.9 Million, Up 28% Over Third Quarter 2006
Net Income Increased by 332%
Adjusted EBITDA Increased 86% to $11.5 Million

NEW YORK, NY - November 1, 2007 - Bankrate, Inc. (NASDAQ: RATE), today reported financial results for the third fiscal quarter ended September 30, 2007. Total revenue increased by 28% to $24.9 million over the $19.5 million reported in the third quarter of 2006. Net income increased by 332% to $5.4 million, or $0.28 per fully diluted share in the third quarter of 2007, compared to $1.2 million, or $0.07 per fully diluted share in the third quarter of 2006. Earnings per fully diluted share (“EPS”), excluding stock compensation expense, increased by 86% to $0.39 for the third quarter 2007, compared to the adjusted EPS of $0.21 for the third quarter 2006. Adjusted EPS in the third quarter 2006 excludes a $3.0 million legal settlement charge.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), excluding stock compensation expense, were $11.5 million, an increase of 86% over the adjusted $6.2 million reported in the third quarter 2006. EBITDA for the third quarter were $7.9 million, an increase of 77% over the adjusted $4.5 million reported in the third quarter 2006. The adjusted $6.2 million EBITDA excluding stock compensation expense, and the adjusted $4.5 million EBITDA for the quarter ended September 30, 2006 each exclude the $3.0 million legal settlement charge.
-more-

“We had an excellent quarter in which traffic was strong, and both our mortgage and deposit revenue grew,” said Thomas R. Evans, President and Chief Executive Officer at Bankrate, Inc. “In a difficult environment for the entire mortgage and credit sectors, our business continued to prosper. Our continued momentum indicates the resiliency of the Bankrate model,” Mr. Evans added.

Total revenue for the nine months ended September 30, 2007 was $70.4 million, an increase of $11.5 million, or 19%, over the $58.9 million reported for the nine months ended September 30, 2006. Net income increased by 161% to $16.0 million, or $0.83 per fully diluted share, in the nine months ended September 30, 2007, compared to $6.1 million, or $0.35 per fully diluted share, in the same period in 2006. Earnings per fully diluted share, excluding stock compensation expense, increased by 66% to $1.08 for the nine months ended September 30, 2007, compared to $0.65 for the same period in 2006. The $0.65 in EPS for the nine months ending September 30, 2006 excludes the $3.0 million legal settlement charge incurred in the third quarter 2006.

EBITDA for the nine months ended September 30, 2007, excluding stock compensation expense, were $31.8 million, an increase of 59% over the adjusted $19.9 million reported in same period in 2006. EBITDA for the nine months ended September 30, 2007 were $23.9 million, an increase of 81% over the adjusted $13.2 million reported in the same period in 2006. The adjusted $19.9 million EBITDA excluding stock compensation expense, and the adjusted $13.2 million EBITDA for the nine months ended September 30, 2006 each exclude the $3.0 million legal settlement charge.

Third Quarter 2007 Financial Results

•	Total revenue for the quarter was $24.9 million, an increase of 28%, or $5.4 million, over the $19.5 million reported in the same period last year.

•	Online revenue for the third quarter increased by 37% to $21.6 million, an increase of $5.8 million over the $15.8 million reported in the third quarter of 2006.

•	Graphic advertising increased 28% to $11.7 million in the third quarter of 2007, compared to $9.2 million reported in the third quarter of 2006.

- more -

•
Hyperlink revenue increased 50% to $ 9.9 million in the third quarter of 2007 compared to $6.6 million reported for the same quarter last year. The company raised hyperlink rates in the third quarter of 2007 by 15% for mortgage, 25% for CDs and 20% for money market accounts.

•	Print publishing and licensing revenue for the third quarter was $3.2 million, a decrease of $0.5 million or 13%, compared to the $3.7 million reported in the third quarter of 2006.

•	The gross margin on revenue in the third quarter of 2007 was 76%, compared to 69% during the same period last year.

•	The EBITDA margin, adjusted to exclude stock compensation expense, was 46% compared 32% during the same period last year, excluding the $3.0 million legal settlement charge during 2006.

•
The company reported $140.6 million in cash and cash equivalents, an increase of $5.8 million since June 30, 2007. During the third quarter, the company generated $12 million in cash flow from operations before making $7.7 million in estimated payments for income taxes covering the third quarter and earlier periods of the fiscal year.

•	Page views for the third quarter of 2007 increased by 14% to 144.2 million, compared to the 126.6 million reported in the third quarter of 2006.

“During the quarter, our traffic and advertising demand continued to grow. Our core business continues to drive strong results” stated Mr. Evans. “We executed on all fronts with increased graphic and CPC advertising volume, 14% growth in available page view inventory, and increased prices for both graphic and CPC advertising programs,” Mr. Evans added.

2007 Guidance Reaffirmed
Bankrate reaffirms the company's previous guidance for full-year 2007. Revenue is expected to be in the range of $95 to $100 million and EBITDA, adjusted to exclude stock compensation expense, is expected to be in the range of $39 to $43 million. Due to higher than anticipated online revenue and lower than anticipated print revenue, the company expects to be in the low end of the revenue range and the high end of the EBITDA range for the year. Earlier in the year, the company had raised EBITDA guidance from its original range of $36 to $40 million.

- more -

November 1, 2007 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (866) 765-6327. International participants may dial: (913) 312-0636. Please access at least 10 minutes prior to the time the conference is set to begin. A Webcast of this call can be accessed at Bankrate’s Web site: http://investor.bankrate.com/events.cfm.

Replay Information:

A replay of the conference call will be available beginning November 1, 2007, 2:00 p.m. ET/ 11:00 a.m. PT through November 14, 2007. To listen to the replay, call (888)203-1112 and use the passcode: 2174734. International callers should dial (719) 457-0820 and use the passcode: 2174734.

Non-GAAP Measures

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, income from operations, earnings per diluted share and net income, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of the Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because Bankrate has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

About Bankrate, Inc.

Bankrate, Inc. (Nasdaq: RATE) ("Bankrate") owns and operates Bankrate.com, a leading Internet consumer banking marketplace. Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. Bankrate.com is the leading aggregator of more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and  CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate.com reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2006, Bankrate.com had nearly 53 million unique visitors. Bankrate.com provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal (NYSE: DJ) and The New York Times (NYSE: NYT). Bankrate.com's information is also distributed through more than 450 national and state publications. In addition to Bankrate.com, Bankrate also owns and operates FastFind, an internet lead aggregator and Mortgage Market Information Services, Inc. and Interest.com, Inc., each of which publishes mortgage guides and financial rates and information.

- more -

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in the discussion above may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our Web site, interest rate volatility, our ability to establish and maintain distribution arrangements, our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future, our need and ability to obtain additional equity or debt financing, consumers’ increasing acceptance of the Internet as a medium for obtaining financial product information, the ability of consumers to access our online network through non-PC devices, our ability to maintain the confidence of our advertisers by detecting click-through fraud or unscrupulous advertisers, the effect of unexpected liabilities we assume from our acquisitions, the impact of resolution of lawsuits to which we are a party, our ability to manage traffic on our web sites and service interruptions, the effects of facing liability for content on our web sites, changes in, or interpretations of, accounting rules and regulations, changes in, monetary and fiscal policies of the United States government, the effect of changes in the stock markets and other capital markets, increased competition and its effect on traffic, advertising rates, margins and market share, our ability to protect our intellectual property, legislative and regulatory changes in Internet regulation, technological changes, changes in consumer spending and saving habits, the concentration of ownership of our common stock, the effect of provisions in our Articles of Incorporation, Bylaws and certain laws on change-in-control transactions, fluctuating results of operations , and the accuracy of our financial statement estimates and assumptions. These and additional important factors to be considered are set forth under “Introductory Note”, "Item 1A. Risk Factors,'' "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations'' and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2006, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

-Financial Statements Follow-
###

Bankrate, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2007	2006
Assets

Cash and cash equivalents	$140,573,813	$13,125,360
Short-term investments	-	96,800,000
Accounts and notes receivable, net of allowance for doubtful accounts of approximately $1,997,000 at September 30, 2007 and $2,155,000 at December 31, 2006	16,645,183	15,801,403
Deferred income taxes, current portion	1,703,747	1,703,747
Prepaid expenses and other current assets	1,444,856	1,032,423
Total current assets	160,367,599	128,462,933

Furniture, fixtures and equipment, net	1,498,953	1,703,680
Deferred income taxes	1,262,279	1,262,279
Intangible assets, net	13,174,527	14,441,162
Goodwill	30,039,425	30,039,425
Other assets	646,289	774,117

Total assets	$206,989,072	$176,683,596

Liabilities and Stockholders' Equity

Liabilities:
Accounts payable	$591,546	$312,489
Accrued expenses	6,570,562	5,237,222
Deferred revenue	337,640	729,019
Other current liabilities	28,648	27,427
Total current liabilities	7,528,396	6,306,157

Other liabilities	256,386	222,920

Total liabilities	7,784,782	6,529,077

Stockholders' equity:
Preferred stock, 10,000,000 shares authorized and undesignated	-	-
Common stock, par value $.01 per share— 100,000,000 shares authorized; 18,444,362 and 18,224,620 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	184,444	182,246
Additional paid in capital	191,343,655	178,255,314
Retained earnings (deficit)	7,676,191	(8,283,041)
Total stockholders' equity	199,204,290	170,154,519

Total liabilities and stockholders' equity	$206,989,072	$176,683,596

Bankrate, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue:
Online publishing	$21,623,890	$15,777,141	$60,915,790	$46,858,127
Print publishing and licensing	3,229,544	3,709,277	9,444,746	12,083,093
Total revenue	24,853,434	19,486,418	70,360,536	58,941,220
Cost of revenue (1):
Online publishing	3,141,953	2,648,944	9,332,938	8,356,396
Print publishing and licensing	2,872,985	3,358,281	8,414,082	10,673,649
Total cost of revenue	6,014,938	6,007,225	17,747,020	19,030,045

Gross margin	18,838,496	13,479,193	52,613,516	39,911,175

Operating expenses (1):
Sales	1,772,946	1,392,424	4,699,743	3,728,615
Marketing	2,286,086	1,397,575	5,862,697	3,437,836
Product development	1,218,172	936,539	3,328,827	2,766,235
General and administrative	5,668,459	5,300,233	14,773,262	16,734,800
Legal settlement	-	3,000,000	-	3,000,000
Depreciation and amortization	632,178	631,573	1,925,964	1,753,988
	11,577,841	12,658,344	30,590,493	31,421,474
Income from operations	7,260,655	820,849	22,023,023	8,489,701

Interest income	1,823,940	1,075,351	4,961,598	1,720,656

Income before income taxes	9,084,595	1,896,200	26,984,621	10,210,357
Income tax expense	3,723,124	656,116	11,025,389	4,102,465
Net income	$5,361,471	$1,240,084	$15,959,232	$6,107,892

Basic and diluted net income per share:
Basic	$0.29	$0.07	$0.87	$0.36
Diluted	$0.28	$0.07	$0.83	$0.35

Shares used in computing basic net income per share	18,424,428	18,112,909	18,334,190	17,050,167
Shares used in computing diluted net income per share	19,249,130	18,238,675	19,146,545	17,552,836

(1) Includes stock compensation expense as follows:
Cost of revenue:
Online publishing	$570,772	$289,546	$1,420,922	$786,542
Print publishing and licensing	39,526	39,984	120,141	107,806
Other expenses:
Sales	487,420	215,980	861,430	543,017
Marketing	198,189	-	439,569	-
Product development	243,576	111,644	563,674	358,276
General and administrative	2,072,845	1,085,803	4,419,838	4,909,811
	$3,612,328	$1,742,957	$7,825,574	$6,705,452

Bankrate, Inc.
Non-GAAP Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue:
Online publishing	$21,623,890	$15,777,141	$60,915,790	$46,858,127
Print publishing and licensing	3,229,544	3,709,277	9,444,746	12,083,093
Total revenue	24,853,434	19,486,418	70,360,536	58,941,220
Cost of revenue:
Online publishing	2,571,181	2,359,398	7,912,016	7,569,854
Print publishing and licensing	2,833,459	3,318,297	8,293,941	10,565,843
Total cost of revenue	5,404,640	5,677,695	16,205,957	18,135,697

Gross margin	19,448,794	13,808,723	54,154,579	40,805,523

Operating expenses:
Sales	1,285,526	1,176,444	3,838,313	3,185,598
Marketing	2,087,897	1,397,575	5,423,128	3,437,836
Product development	974,596	824,895	2,765,153	2,407,959
General and administrative	3,595,614	4,214,430	10,353,424	11,824,989
Legal settlement (1)	-	3,000,000	-	3,000,000
Stock compensation expense (1)	3,612,328	1,742,957	7,825,574	6,705,452
Depreciation and amortization	632,178	631,573	1,925,964	1,753,988
	12,188,139	12,987,874	32,131,556	32,315,822
Income from operations	7,260,655	820,849	22,023,023	8,489,701

Interest income	1,823,940	1,075,351	4,961,598	1,720,656

Income before income taxes	9,084,595	1,896,200	26,984,621	10,210,357
Income tax expense	3,723,124	656,116	11,025,389	4,102,465
Net income	$5,361,471	$1,240,084	$15,959,232	$6,107,892

Basic and diluted net income per share:
Basic	$0.29	$0.07	$0.87	$0.36
Diluted	$0.28	$0.07	$0.83	$0.35
Basic and diluted net income per share excluding stock compensation expense (1)
Basic	$0.41	$0.22	$1.14	$0.70
Diluted	$0.39	$0.21	$1.08	$0.65

Shares used in computing basic net income per share	18,424,428	18,112,909	18,334,190	17,050,167
Shares used in computing diluted net income per share	19,249,130	18,238,675	19,146,545	17,552,836

(1) See reconciliation of GAAP to Non-GAAP Measures.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Non-GAAP Measures Reconciliation (Unaudited):

EBITDA-
Income from operations	$7,260,655	$820,849	$22,023,023	$8,489,701
Depreciation and amortization	632,178	631,573	1,925,964	1,753,988
EBITDA	7,892,833	1,452,422	23,948,987	10,243,689
Legal settlement	-	3,000,000	-	3,000,000
EBITDA, excluding legal settlement	$7,892,833	$4,452,422	$23,948,987	$13,243,689

EBITDA excluding stock compensation expense and legal settlement- Income from operations	$7,260,655	$820,849	$22,023,023	$8,489,701
Stock compensation expense	3,612,328	1,742,957	7,825,574	6,705,452
Legal settlement	-	3,000,000	-	3,000,000
Depreciation and amortization	632,178	631,573	1,925,964	1,753,988
EBITDA excluding stock compensation expense and legal settlement-	$11,505,161	$6,195,379	$31,774,561	$19,949,141

Net income excluding stock compensation expense and legal settlement- Net income	$5,361,471	$1,240,084	$15,959,232	$6,107,892
Stock compensation expense, net of tax	2,256,681	943,410	4,926,883	4,041,593
Legal settlement, net of tax	-	1,800,000	-	1,800,000
Net income excluding stock compensation expense and legal settlement-	$7,618,152	$3,983,494	$20,886,115	$11,949,485

Per basic share	$0.41	$0.22	$1.14	$0.70
Per diluted share	$0.39	$0.21	$1.08	$0.65

Shares used in computing basic net income per share	18,424,428	18,112,909	18,334,190	17,050,167

Shares used in computing diluted net income per share	19,249,130	18,238,675	19,146,545	17,552,836
Impact of applying SFAS No. 123R	294,999	1,155,567	252,360	960,948
Shares used in computing diluted net income per share, excluding the impact of applying SFAS No. 123R	19,544,129	19,394,242	19,398,905	18,513,784

Bankrate, Inc.
Condensed Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited)

	Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
	September 30, 2007			September 30, 2006			September 30, 2007			September 30, 2006
	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP
Revenue:
Online publishing	$21,623,890	$-	$21,623,890	$15,777,141	$-	$15,777,141	$60,915,790	$-	$60,915,790	$46,858,127	$-	$46,858,127
Print publishing and licensing	3,229,544	-	3,229,544	3,709,277	-	3,709,277	9,444,746	-	9,444,746	12,083,093	-	12,083,093
Total revenue	24,853,434	-	24,853,434	19,486,418	-	19,486,418	70,360,536	-	70,360,536	58,941,220	-	58,941,220
Cost of revenue:
Online publishing	3,141,953	(570,772)	2,571,181	2,648,944	(289,546)	2,359,398	9,332,938	(1,420,922)	7,912,016	8,356,396	(786,542)	7,569,854
Print publishing and licensing	2,872,985	(39,526)	2,833,459	3,358,281	(39,984)	3,318,297	8,414,082	(120,141)	8,293,941	10,673,649	(107,806)	10,565,843
Total cost of revenue	6,014,938	(610,298)	5,404,640	6,007,225	(329,530)	5,677,695	17,747,020	(1,541,063)	16,205,957	19,030,045	(894,348)	18,135,697

Gross margin	18,838,496	610,298	19,448,794	13,479,193	329,530	13,808,723	52,613,516	1,541,063	54,154,579	39,911,175	894,348	40,805,523

Operating expenses:
Sales	1,772,946	(487,420)	1,285,526	1,392,424	(215,980)	1,176,444	4,699,743	(861,430)	3,838,313	3,728,615	(543,017)	3,185,598
Marketing	2,286,086	(198,189)	2,087,897	1,397,575	-	1,397,575	5,862,697	(439,569)	5,423,128	3,437,836	-	3,437,836
Product development	1,218,172	(243,576)	974,596	936,539	(111,644)	824,895	3,328,827	(563,674)	2,765,153	2,766,235	(358,276)	2,407,959
General and administrative	5,668,459	(2,072,845)	3,595,614	5,300,233	(1,085,803)	4,214,430	14,773,262	(4,419,838)	10,353,424	16,734,800	(4,909,811)	11,824,989
Legal settlement	-	-	-	3,000,000	-	3,000,000	-	-	-	3,000,000	-	3,000,000
Stock compensation expense	-	3,612,328	3,612,328	-	1,742,957	1,742,957	-	7,825,574	7,825,574	-	6,705,452	6,705,452
Depreciation and amortization	632,178	-	632,178	631,573	-	631,573	1,925,964	-	1,925,964	1,753,988	-	1,753,988
	11,577,841	610,298	12,188,139	12,658,344	329,530	12,987,874	30,590,493	1,541,063	32,131,556	31,421,474	894,348	32,315,822
Income from operations	7,260,655	-	7,260,655	820,849	-	820,849	22,023,023	-	22,023,023	8,489,701	-	8,489,701

Interest income, net	1,823,940	-	1,823,940	1,075,351	-	1,075,351	4,961,598	-	4,961,598	1,720,656	-	1,720,656

Income before income taxes	9,084,595	-	9,084,595	1,896,200	-	1,896,200	26,984,621	-	26,984,621	10,210,357	-	10,210,357
Provision for income taxes	3,723,124	-	3,723,124	656,116	-	656,116	11,025,389	-	11,025,389	4,102,465	-	4,102,465
Net income	$5,361,471	$-	$5,361,471	$1,240,084	$-	$1,240,084	$15,959,232	$-	$15,959,232	$6,107,892	$-	$6,107,892

Basic and diluted net income per share:
Basic	$0.29	$-	$0.29	$0.07	$-	$0.07	$0.87	$-	$0.87	$0.36	$-	$0.36
Diluted	$0.28	$-	$0.28	$0.07	$-	$0.07	$0.83	$-	$0.83	$0.35	$-	$0.35

Shares used in computing basic net income per share	18,424,428	-	18,424,428	18,112,909	-	18,112,909	18,334,190	-	18,334,190	17,050,167	-	17,050,167
Shares used in computing diluted net income per share	19,249,130	294,999	19,544,129	18,238,675	1,155,567	19,394,242	19,146,545	252,360	19,398,905	17,552,836	960,948	18,513,784

(1) Adjustments for the impact of applying SFAS No. 123R